                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)         NOVEMBER 26, 2001



                                U.S. VISION, INC.
               (Exact Name of Registrant as Specified in Charter)



           DELAWARE                                 0-23397                              22-3032948
(State or other jurisdiction of            (Commission File Number)       (I.R.S. Employer Identification No.)
 incorporation or organization)

1 HARMON DRIVE, GLEN OAKS INDUSTRIAL PARK, GLENDORA, NEW JERSEY                            08029
(Address of principal executive offices)                                                 (Zip Code)



                                 (856) 228-1000
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.  OTHER EVENTS.

         On November 26, 2001, U.S. Vision, Inc. received a merger termination notice from the NOROB, Inc., the acquisition company formed by a group led by George E. Norcross, III, Joseph J. Roberts, Jr. and Philip A. Norcross (the "Norcross Roberts Group"). The Norcross Roberts Group is the beneficial owner of approximately 25% of U.S. Vision's outstanding common stock. The notice advised U.S. Vision that the Norcross Roberts Group elected to terminate the previously announced merger agreement pursuant to which it would have acquired U.S. Vision at a price of $4.25 per share. A copy of U.S. Vision's press release dated November 26, 2001, announcing the termination of the merger agreement is filed as Exhibit 99.1 hereto and incorporated herein by reference.

         On November 28, 2001, U.S. Vision issued a press release announcing the company's results of operations for the three and nine months ended October 31, 2001. This press release is filed as Exhibit 99.2 hereto and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.
                  99.1    -- Press Release dated November 26, 2001.*
                  99.2    -- Press Release dated November 28, 2001.*




--------------------
         * Filed herewith.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, U.S. Vision, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2001         U.S. VISION, INC.



                                By:   /s/ Carmen J. Nepa III
                                     -------------------------------------------
                                     Carmen J. Nepa III, Chief Financial Officer




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                                  EXHIBIT INDEX


         EXHIBIT
         NUMBER                        DESCRIPTION
         -------                       -----------
           99.1         -- Press Release dated November 26, 2001.*
           99.2         -- Press Release dated November 28, 2001.*



--------------------
  * Filed herewith.